SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549



                             FORM 8-K


      CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT     May 27, 1999
(Date of earliest event reported)    April 30, 1999


                DOBSON COMMUNICATIONS CORPORATION
      (Exact name of registrant as specified in its charter)


                            333-71633,
    OKLAHOMA        333-23769 and 333-50107        73-1110531
(State or other    (Commission File Numbers)      (IRS Employer
jurisdiction of                                Identification No.)
incorporation)


            13439 North Broadway Extension, Suite 200
                     Oklahoma City, Oklahoma             73114
             (Address of principal executive offices)  (Zip Code)


                          (405) 529-8500
       (Registrant's telephone number, including area code)

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             INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  OTHER EVENTS

A.   Amendment

          An Amendment was entered into as of April 30, 1999 among Dobson Operating Company, an Oklahoma corporation ("DOC"), as Borrower under the Third Amended and Restated Credit Agreement dated as of March 25, 1998 (the "DOC Credit Agreement") and the Agents and Required Lenders named therein; Dobson Cellular Operating Company, an Oklahoma corporation ("DCOC"), as Borrower under its $120 million Revolving Credit Agreement and its $80 million 364-Day Revolving Credit and Term Loan Agreement dated as of March 25, 1998, and the Agents and Required Lenders named under each agreement (the "DCOC Credit Agreements"); and Guarantors under the DOC Credit Agreement and the DCOC Credit Agreements (collectively the "Credit Agreements"), whereby the Credit Agreements were amended as follows:

DOC Credit Agreement

          1. To provide that the Fixed Charge Coverage Ratio for fiscal year 1999 be calculated on an annualized basis, rather than on a Rolling Period basis; and

          2. To permit the Registrant and the Companies to enter into additional Interest Rate Agreements (as well as those expressly required by the DOC Credit Agreement), including, without limitation, additional Interest Rate Agreements between DOC and the Registrant.

DCOC Credit Agreement

          1. To allow DCOC to calculate the Fixed Charge Coverage Ratio for the last two quarters of fiscal year 1999 (compliance for the first two fiscal quarters of fiscal year 1999 having been waived by that certain Waiver and Consent dated as of December 2, 1998, between DOC, DCOC, DOC Lenders, the Required Lenders under each of the DCOC Credit Agreements, DOC Administrative Agent, DCOC Administrative Agent and Guarantors under the Credit Agreements) on an annualized basis, rather than on a Rolling Period basis; and

          2.     To allow the Companies to purchase additional
Financial Hedges, as well as those expressly required by the DCOC
Credit Agreements.

B.   Amendment, Waiver and Consent

     An Amendment, Waiver, and Consent was entered into as of May 4, 1999 among DOC, as Borrower under the DOC Credit Agreement; DCOC, as Borrower under the DCOC Credit Agreements; DOC Administrative Agent; DCOC Administrative Agent; Required Lenders under the DOC Credit Agreement; and Required Lenders under the DCOC Credit Agreements; and the Guarantors under the Credit Agreements, whereby the Required Lenders under the Credit Agreements agreed to grant such waivers, consents and amendments as listed below:

          1. The Required Lenders under the DOC Credit Agreement consented to amendments to the Amended Articles of Incorporation of the Registrant which were necessary to authorize, create and effect the issuance of a new series of Senior Exchangeable Preferred Stock that was sold to generate $170 million in proceeds (the "New Preferred Stock").

          2.     In connection with the issuance of the New
Preferred Stock, DOC, DCOC, and the Registrant requested certain waivers, consents, and amendments to the Credit Agreements and the Required Lenders granted and agreed to such waivers, consents, and amendments.

     Capitalized terms used herein shall have the defined meanings set forth in the DOC and DCOC Credit Agreements, unless otherwise defined herein.


(c)  Exhibits

     The following exhibits are filed as a part of this report:

Exhibit
  No.          Description
-------        -----------

10.1 Amendment to DOC and DCOC Credit Agreements entered into as of April 30, 1999, among DOC, DCOC, the Required Lenders, Administrative Agents and Guarantors under the Credit Agreements

10.2 Amendment, Waiver and Consent entered into as of May 4, 1999, among DOC, DCOC, the Required
               Lenders, Administrative Agents and Guarantors under the Credit Agreements

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                            SIGNATURE

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:     May 27, 1999          Dobson Communications Corporation
                                (Registrant)


                                   BRUCE R. KNOOIHUIZEN
                                   Bruce R. Knooihuizen
                                   Vice President and Chief Financial Officer
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                          EXHIBIT INDEX

Exhibit
No.       Description                 Method of Filing
--------  -----------                 ----------------

10.1      Amendment to DOC and
          DCOC Credit Agreements     Filed herewith electronically

10.2      Amendment, Waiver, and
          Consent                    Filed herewith electronically